EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 29, 2008 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 132 (Insured Income Trust, Series 166) as of April 29, 2008 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP


New York, New York
April 29, 2008